                                                                   Exhibit 10.11

                               SUBLEASE AGREEMENT

      1.    PARTIES.

      THIS SUBLEASE AGREEMENT (the "Sublease") is made and entered into as of this 15th day of August, 2000, by and between BEA SYSTEMS, INC., a Delaware corporation, ("Sublandlord") and DIGITAL IMPACT, a Deleware corporation ("Subtenant").

      2.    FACTS.

      Sublandlord, as tenant, entered into a certain Lease dated April 3, 2000 (the "Master Lease") with Compaq Computer Corporation, as landlord ("Landlord") for the leasing of a building commonly known and addressed as 5425 Stevens Creek Blvd., Santa Clara, California 95051, as more particularly described in Section 3 and Exhibit A of the Master Lease (the "Premises").

      Sublandlord desires to sublet to Subtenant, and Subtenant desires to sublease from Sublandlord, a portion of the Premises (as more particularly defined below), subject to the consent of Landlord and in accordance with the terms and conditions of this Sublease.

      In consideration of the covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant covenant and agree as set forth below.

      3.    DEMISE AND TERM.

      Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the area consisting of 17,181 rentable square feet shown on the floor plan attached as Exhibit "A" attached hereto (the "Subleased Premises"), which comprises all of the second (2nd) floor and certain common areas of the Building having a total rentable area of 59,367 square feet plus 94 square feet of Shared Area (the "Building"). For the purposes of this Sublease, it is agreed that the rentable area of the Subleased Premises and the rentable area of the Building shall be as stated in this Section 3(a) and no variation between such stated rentable areas and the actual rentable areas of the Subleased Premises and/or the Building shall alter or affect the rights and obligations of Sublandlord and Subtenant under this Sublease.

      The term of this Sublease (the "Sublease Term") shall commence on July 1, 2000 (the "Commencement Date"). The Sublease Term shall end on the earliest to occur of (a) 11:59 p.m. on June 30, 2002, (the "Expiration Date"), (b) the date the Sublease is sooner terminated pursuant to its terms, or (c) the date the Master Lease is sooner terminated pursuant to its terms.

      The commencement of the Sublease Term is expressly conditioned upon the procurement of Landlord's consent to this Sublease as set forth in Section 12(b) of this Sublease.

      4.    BASE RENT AND ADDITIONAL RENT.

      Subtenant shall pay to Sublandlord base monthly rent ("Base Monthly Rent") for the Subleased Premises in advance without prior notice, demand, set-off, deduction or abatement in accordance with the following schedule:

                         MONTHLY GROSS RENTAL RATE PER
          PERIOD             RENTABLE SQUARE FOOT            MONTHLY INSTALLMENT
          ------         -----------------------------       -------------------
Months 1-12                         $ 6.95                       $  119,407.95

Months 13-24                        $ 7.19                       $  123,531.39

      The sum of One Hundred Nineteen Thousand Four Hundred Seven and 95/100 Dollars ($119,407.95) shall be payable by Subtenant upon the execution of this Sublease as Monthly Base Rent for the first full calendar month of the Sublease Term. Except for the payment due upon execution of this Sublease, Monthly Base Rent shall be due payable by Subtenant on or before the first day of each calendar month during the Sublease Term and pro-rated for any partial month.

      Commencing on the Commencement Date and through the remainder of the Sublease Term, Subtenant shall pay Subtenant's Proportionate Share (as defined below) of all costs and expenses payable by Sublandlord under the Master Lease, except for any costs associated with the license agreement attached as Exhibit C to the Master Lease.

      "Subtenant's Proportionate Share" shall be twenty-eight and ninety-two one hundredths percent (28.92%). If during the Sublease Term there is a change in the rentable area of either the Subleased Premises or the Premises, then Subtenant's Proportionate Share shall be recalculated by dividing the revised rentable area of the Subleased Premises by the revised rentable area of the Premises.

      In no event shall Subtenant's obligation to pay costs and expenses exceed Subtenant's prorata share of costs and expenses due and payable by Sublandlord under the Master Lease. Subtenant shall pay Subtenant's share of costs and expenses as and when the same is due and payable to Landlord under the Master Lease and no earlier. Subtenant shall be entitled to its prorata share of all credits, if any, given by Landlord to Sublandlord for Sublandlord's and/or Subtenant's overpayment of costs and expenses.

      Subtenant shall pay to Sublandlord, within twenty (20) days after invoice therefor by Sublandlord Subtenant's Proportionate Share of all costs and expenses ("Expenses") payable by Sublandlord under the Master Lease. Sublandlord shall have the right to estimate such Expenses from time to time, as reasonably determined by Sublandlord and communicated to Subtenant, and Subtenant shall pay to Sublandlord together with each payment of Monthly Base Rent, a sum equal to one-twelfth (1/12th) of Subtenant's Proportionate Share of the then estimated Expenses. If Sublandlord estimates such Expenses, then within one hundred twenty
(120) days after the end of each calendar year during the Sublease Term, Sublandlord shall furnish Subtenant with a statement setting forth the actual Expenses for such calendar year. If the actual Expenses for such calendar year exceed the amount theretofore estimated, Subtenant shall pay to Sublandlord, within twenty (20) days after Sublandlord has furnished Subtenant with the statement described above, Subtenant's Proportionate Share of the excess of the actual Expenses for such calendar year over and above the estimated Expenses. Conversely, if the Expenses for such calendar year are less than the amount theretofore estimated, Sublandlord shall (1) apply such excess to any amount then owed by Subtenant to Sublandlord, or (2) credit the difference against the next payment of Monthly Base Rent due under this Sublease, or (3) if the Sublease Term has ended, pay such excess to Subtenant within twenty (20) days after Sublandlord has furnished Subtenant with the statement described above. Sublandlord may by notice to Subtenant change the estimated amount of Expenses, in which case an appropriate payment or credit shall be made by one party to the other within twenty (20) days after Sublandlord's notice of such change, so that Tenant's estimated payments for the then current calendar year match Tenant's Proportionate Share of the revised estimated Expenses for such year.

      Sublandlord will maintain accurate books and records necessary for the determination and confirmation of the Expenses in accordance with normal business practices, which records are to be kept for not less than two (2) years after the calendar year to which they relate. Upon reasonable advance notice, Subtenant shall be permitted to designate an independent certified public accountant, reasonably approved by Sublandlord, to audit Sublandlord's books and records. If such audit discloses any material discrepancy between Sublandlord's prior statements of Expenses, appropriate adjustment shall be made in any payments made by or due from Subtenant hereunder. No such audit may be conducted with respect to a particular calendar year more than six (6) months after delivery of Sublandlord's statement of actual Expenses for such calendar year, unless Landlord thereafter delivers a corrected statement of actual Expenses (in which case the deadline for Subtenant's audit shall be extended to three (3) months after Sublandlord's delivery of the corrected statement). No person conducting such audit shall be compensated, in whole or part, based on the outcome of such audit.

      All amounts other than Monthly Base Rent which are payable by Subtenant to Sublandlord pursuant to this Sublease shall be "Additional Rent," and references in this Sublease to "Rent" shall mean both Monthly Base Rent and Additional Rent. If any Rent due hereunder from Subtenant is not paid within five (5) business days after notice from Sublandlord that such sum was not paid when due, Subtenant shall be charged a late fee equal to five percent (5%) of the delinquent amount. Said late fee shall be payable as Additional Rent and neither Sublandlord's demand for nor collection of such late fee shall preclude Sublandlord's exercise of all other rights and remedies arising on account of such late payment. Subtenant acknowledges that the actual damages sustained by virtue of late payment of Rent would be difficult or impractical to determine and that the late fee provided above represents a reasonable estimate of such damages

      Subtenant shall pay before delinquency all taxes and assessments levied against Subtenant's personal property and trade or business fixtures and all fees and charges for utilities and services supplied to the Subleased Premises in addition to the utilities and services provided under the Master Lease.

      5.    INCORPORATION OF MASTER LEASE PROVISIONS.

      This Sublease is and shall remain subject and subordinate to the Master Lease. Sublandlord and Subtenant shall not commit or permit to be committed on the Subleased Premises any act or omission which shall violate any term or condition of the Master Lease. Subtenant hereby expressly assumes and agrees to observe, perform and otherwise comply with all covenants and obligations of the Master Lease which pertain to the Subleased Premises (other than the obligation to pay Rent) which are assumed by Subtenant hereunder the Sublease Term.

      Subject to the exclusions, limitations and modifications hereinbelow set forth, the terms, covenants and conditions of the Master Lease are incorporated in this Sublease by reference so that, except to the extent that they are excluded, limited or otherwise modified by the provisions of this Sublease for the purpose of incorporation by reference, each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the Landlord thereunder shall, in respect of this Sublease, bind or inure to the benefit of Sublandlord, and each and every term, covenant and condition of the Master Lease binding or inuring to the benefit of the tenant thereunder shall, in respect of this Sublease, bind or inure to the benefit of Subtenant, with the same force and effect as if such terms, covenants and conditions were completely set forth in this Sublease, and as if the words "Landlord" and "Tenant," or words of similar import, wherever the same appear in the Master Lease, were construed to mean, respectively, "Sublandlord" and "Subtenant" in this Sublease, and as if the word "Premises," or words of similar import, wherever the same appear in the Master Lease, were construed to mean "Subleased Premises" in this Sublease, and as if the word "Lease," or words of similar import, wherever the same appear in the Master Lease, were construed to mean this "Sublease." Subtenant represents that it has examined, read and is thoroughly familiar with the terms, covenants and conditions of the Master Lease, and accepts those terms, covenants and conditions and obligations thereof which have been incorporated herein.

      The following sections of the Master Lease are not incorporated as a part of this Sublease and are expressly excluded herefrom (except insofar as the same may be referenced elsewhere in this Sublease for purposes of identification or definition of certain matters): 1; 3.1; 3.4; 4.1; 4.3; 4.4; 5; 6; the first sentence of 7.1; the first sentence of 7.2; 7.3; 18; 32; 38; 39.11; and Exhibit H.

      The following limitations shall apply to the interpretation and enforcement of the incorporated terms, covenants and conditions of the Master
Lease:

      The time limits contained in the Master Lease for the giving of notices, making of demands or performing of any act, condition or covenant on the part of the Tenant thereunder, or for the exercise by the Tenant thereunder of any right, remedy or option, are changed for the purposes of incorporation herein by reference by shortening the same in each instance by two (2) business days, so that in each instance Subtenant shall have two (2) business days less time to observe or perform hereunder than Sublandlord has as the Tenant under the Master Lease.

      Any non-liability, release, indemnity or hold harmless provision, and any provisions pertaining to waiver of subrogation rights and or the naming of a party under an insurance policy, in the Master Lease for the benefit of Landlord, that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord and Landlord for the purpose of incorporation by reference in this Sublease.

      Notwithstanding anything to the contrary contained in the Sublease or the Master Lease, the parties hereto, including Landlord by reason of its consent hereto, each release the others and their respective agents, employees, successors, assignees and subtenants from all liability for injury to any person or damage to any property that is caused by or results from a risk which is actually insured against, which is required to be insured against under the Master Lease or the Sublease, or which would normally be covered by "all risk" property insurance, without regard to the negligence or willful misconduct of the person or entity so released.

      Except to the extent caused by the negligence or willful misconduct of Subtenant, its agents, employees, contractors or invitees, Sublandlord shall indemnify, defend with counsel reasonably acceptable to Subtenant, and hold Subtenant harmless from and against any and all losses, costs, claims, liabilities and damages (including, without limitation, reasonable attorneys' and experts' fees) caused by or arising in connection with (i) a breach of Sublandlord's obligations under the Sublease; (ii) a breach of Sublandlord's obligations under the Master Lease, unless caused by Subtenant's breach of its parallel obligations under the Sublease; or (iii) the negligence or willful misconduct of Sublandlord, its employees, contractors, agents or invitees.

      Any right of the Landlord or access or inspection and any right of the Landlord under the Master Lease to do work in the Subleased Premises under the Master Lease or in the Premises and any right of the Landlord in respect of rules and regulations shall be deemed to inure to the benefit of Sublandlord and the Landlord, for the purpose of incorporation by reference in this Sublease.

      If any of the express provisions of this Sublease shall conflict with any of the provisions incorporated by reference, such conflict shall be resolved in every instance in favor of the express provisions of this Sublease. If any incorporated provision of the Master Lease cross-references a provision of the Master Lease, which is not incorporated in this Sublease, such cross-referenced Master Lease provision shall be disregarded except to the extent required for a fair and equitable interpretation of the incorporated Master Lease provision.

      Any obligation of Sublandlord which is contained in this Sublease by the incorporation by reference of the provisions of the Master Lease shall be observed or performed by Sublandlord using reasonable good faith efforts to cause the Landlord under the Master Lease to observe and/or perform the same, and Sublandlord shall have a reasonable time to enforce its rights to cause such observance or performance. Sublandlord shall not be required to furnish, supply or install anything under any provision of the Master Lease. Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sublandlord's rights under the Master Lease, and notwithstanding any provision to the contrary, as to obligations that pertain to the Subleased Premises and are contained in this Sublease by the incorporation by reference of the provisions of the Master Lease, Sublandlord shall not be required to make any payment or perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord's obligation to pay the rent and additional rent due under the Master Lease and for Sublandlord's obligation to use reasonable good faith efforts, upon request of Subtenant, to cause the Landlord under the Master Lease to observe and/or perform Landlord's obligations under the Master Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Premises by the Landlord.

      With respect to any approval or consent required to be obtained from Landlord under the Master Lease, such approval or consent must be obtained from both Landlord and Sublandlord, and the approval of Sublandlord may be withheld if Landlord's approval or consent is not obtained.

      Notwithstanding the incorporation of specific terms, covenants and conditions of the Master Lease into this Sublease, such incorporated terms, covenants and conditions have in instances been further modified or amended as more particularly stated within the terms of this Sublease, including, without limitation, the following modifications:

      The remedies available to Sublandlord in case of Subtenant's default, as set forth in Section 19 of the Master Lease, shall include (without limitation) those provided in California Civil Code Sections 1951.2 and 1951.4. Furthermore, the notice and cure periods set forth in Section 19.1 of the Master Lease shall reduced from five (5) business days and thirty (30) days, respectively, to three
(3) business days and twenty (20) days.

      If the Subleased Premises are not surrendered at the Expiration Date or sooner termination of this Sublease in the condition required by the Master Lease, Subtenant shall be deemed in a holdover tenancy pursuant to this Section and Subtenant shall indemnify, defend, and hold Landlord and Sublandlord harmless against loss or liability resulting from delay by Subtenant in so surrendering the Subleased Premises including, without limitation, any claims made by any succeeding tenant founded on such delay and costs incurred by Landlord and Sublandlord in returning the Premises and the Subleased Premises to the required condition, plus interest. Any holding over after the termination or Expiration Date with Sublandlord's express written consent, shall be construed as month-to-month tenancy, terminable on thirty (30) days written notice from either party, and Subtenant shall pay as Base Monthly Rent to Sublandlord a rate equal to one hundred fifty percent (150%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Subtenant under this Sublease. Any holding over shall otherwise be on the terms and conditions herein specified, except those provisions relating to the Master Lease and this Sublease. If Subtenant remains in possession of the Subleased Premises after the Expiration Date or sooner termination of this Sublease without Sublandlord's consent, Subtenant's continued possession shall be on the basis of a tenancy at sufferance and Tenant shall pay as rent during the holdover period an amount equal to two hundred percent (200%) of the Base Monthly Rent due in the month preceding the termination or Expiration Date, plus all other amounts payable by Subtenant under this Sublease. This provision shall survive the termination or expiration of the Master Lease and this Sublease.

      Any notice by Subtenant of a failure by Sublandlord to perform its obligations under this Sublease shall be delivered both to any party requested by Sublandlord in writing, and also to Landlord.

      6.    UTILITIES AND SERVICES.

      Subtenant shall not, except with Sublandlord's prior written consent, which consent may be withheld in Sublandlord's sole discretion, either: (i) use any apparatus or device in the Subleased Premises which will increase the amount of cooling, ventilation, electricity or water supplied to the Subleased Premises beyond that usually supplied for general office use; or (ii) connect with electric current or water pipes any device or apparatus for the purpose of using electrical current or water, except as such connections now exist. If Sublandlord consents to the use and/or connection of any apparatus or device described in clauses (i) and (ii) above, Sublandlord may install meters or similar monitoring devices to measure the amount of utilities consumed by such apparatus or devices and Subtenant shall pay for the cost of all work and materials required for the installation, maintenance and use of such meters and monitoring devices. If Sublandlord elects not to install a special meter or monitoring device, Sublandlord shall determine the amount of additional utilities and resources consumed by such apparatus or device based upon Sublandlord's reasonable estimates and best judgment, and such determination, made in good faith by Sublandlord, shall be conclusive on Subtenant. Subtenant shall pay to Sublandlord promptly upon demand the cost of any excess use of utilities and resources based on the rates charged by the local public utility company or other supplier furnishing same, plus any additional expense incurred by Sublandlord in keeping account of the foregoing and administering same.

      Sublandlord shall not be in default under this Sublease or liable for any damages directly or indirectly arising from, nor shall the rent be abated by reason of, any failure to provide or any reduction in any of the above services or utilities if such failure or reduction is caused by the making of repairs or improvements to the Premises or the Building, the installation of equipment, acts of God or the elements, labor disturbances of any character, or any other events or conditions whatsoever beyond the reasonable control of Sublandlord, or rationing or restrictions on the use of said services and utilities due to energy shortages or other causes, whether or not any of the above result from acts or omissions of Sublandlord. Furthermore, Sublandlord shall be entitled to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental bodies or utilities suppliers in reducing energy or other resources consumption. The failure of Sublandlord to provide the utilities and services specified in this Section shall not constitute a constructive or other eviction of Subtenant.

      Subtenant shall pay prior to delinquency for all telephone and all other materials and services not expressly required to be provided by Sublandlord, which may be furnished to or used in, on or about the Subleased Premises during the Sublease Term.

      7.    USE AND CONDITION OF PREMISES

      Subtenant shall use the Subleased Premises exclusively for general office purposes, research and development not involving regulated hazardous materials, marketing, ancillary storage and other incidental uses, and Subtenant shall not use, or permit the Subleased Premises to be used, for any other use or purpose without first obtaining Sublandlord's written approval of any change in Subtenant's use. Sublandlord makes no representation, warranty or other assurance to Subtenant that such use of the Subleased Premises as is authorized by this Sublease is permitted under applicable zoning and other laws, and Subtenant assumes all risk pertaining thereto.

      Notwithstanding the foregoing, Sublandlord warrants and represents that, as of the Commencement Date, (i) the Premises will comply with all applicable laws, rules, regulations, codes, ordinances, underwriters' requirements, covenants, conditions and restrictions ("Laws"), (ii) the Premises will be in good and clean operating condition and repair, (iii) the electrical, mechanical, HVAC, plumbing, sewer, elevator, loading docks and doors, and other systems serving the Premises will be in good operating condition and repair, and (iv) the roof of the Building will be in good condition and water-tight. Sublandlord shall, promptly after receipt of notice from Subtenant, remedy any non-compliance with such warranty at Sublandlord's sole cost and expense.

      Subtenant shall be permitted during the Sublease Term to use up to fifty-three (53) parking spaces in the Building Common Area designated by Sublandlord and Landlord as serving the Building. Such parking shall be on a non-exclusive basis unless Sublandlord elects to designate specific parking areas for use by Sublandlord, Subtenant and other subtenants or occupants of the Building.

      Subtenant shall at all times observe and comply with the rules and regulations for the Building as set forth in the Master Lease and in this Sublease. Sublandlord shall not be liable to Subtenant for the failure of any other occupant of the Building to observe and comply with such rules and regulations.

      8.    ASSIGNMENT AND FURTHER SUBLETTING.

      Subtenant shall not sell, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Sublease or any interest therein, and shall not sub-sublet the Subleased Premises or any part thereof, or suffer or permit the Subleased Premises or any part thereof to be occupied by any other person (the employees of Subtenant excepted), without the prior written consent of Sublandlord and Landlord in each instance; and any attempt to do so without such consent shall be voidable and, at Sublandlord's election, shall constitute a noncurable default under this Sublease. No interest of Subtenant in this Sublease or the Subleased Premises shall be assignable by operation of law. Subject to the terms and conditions contained in this section, Sublandlord shall not unreasonably withhold its consent to a voluntary assignment of this Sublease or a subletting of the Subleased Premises.

      If Subtenant desires at any time to assign this Sublease or to sublet the Subleased Premises or any portion thereof, Subtenant shall submit to Sublandlord at least thirty (30) days prior to the proposed effective date of the assignment or sub-sublease, in writing: (i) a notice of intent to assign or sub-sublease, setting forth the proposed effective date thereof; (ii) the name of the proposed assignee or sub-subtenant; (iii) the nature of the proposed assignee's or sub-subtenant's business to be carried on in the Subleased Premises; (iv) the terms and provisions of the proposed assignment or sub-sublease; and (v) such financial information as Sublandlord and Landlord may request concerning the proposed assignee or sub-subtenant, including recent financial statements and bank references.

      All assignment or sub-sublease agreements shall (i) contain such terms as are described in Subtenant's notice under this Section or as otherwise agreed by Sublandlord, (ii) prohibit further assignments or sub-subleases except with Sublandlord's written consent, (iii) impose the same obligations and conditions on the assignee or sublessee as are imposed on Subtenant by this Sublease (except as to rent and term or as otherwise agreed by Sublandlord), (iv) be expressly subject and subordinate to each and every provision of this Sublease,
(v) have a term that expires on or before the Expiration Date or upon earlier termination of this Sublease for any reason, (vi) provide that Subtenant and/or the assignee or sub-sublessee shall pay Sublandlord the amount of any additional costs or expenses incurred by Sublandlord for repairs, maintenance or otherwise as a result of any change in the nature of occupancy caused by the assignment or sub-sublease, and (vii) if a portion of the Subleased Premises are being sub-subleased, provide for a legally divisible sub-sublease premises.

      Sublandlord shall be entitled to receive all Bonus Rent payable in connection with any assignment or sub-sublease less Subtenant's reasonable costs of sub-subleasing or assigning, including brokerage and attorneys' fees and any tenant improvement costs (subject to payment by Sublandlord to Landlord of the percentage of such Bonus Rent as deemed to be Excess Rent under the Master Lease. Within fifteen (15) days after written request by Sublandlord, Subtenant shall provide and certify to Sublandlord all financial information required for the calculation of Bonus Rent. "Bonus Rent" means all sums received by Subtenant in consideration for the assignment or sub-sublease (including the fair market value, measured in dollars, of any non-cash consideration) in excess of the Rent payable under this Sublease (prorated in case of a partial sub-sublease).

      If Sublandlord or Landlord retains the services of an attorney to review any aspect of the proposed assignment or sub-sublease transaction, Subtenant shall pay to Sublandlord and/or Landlord all attorneys' fees reasonably incurred by them in connection therewith. Subtenant shall pay such attorneys' fees to Sublandlord and/or Landlord within thirty (30) days after written request therefor.

      No consent of Sublandlord to any assignment or sub-subletting by Subtenant shall relieve Subtenant of the obligations to be performed by Subtenant under this Sublease, whether accruing before or after such assignment or sub-subletting, and notwithstanding any subsequent modification, extension or renewal of this Sublease made with or without Subtenant's consent. The consent by Sublandlord and Landlord to any transfer or sub-subletting shall not relieve Subtenant from the obligations to obtain Sublandlord's and Landlord's express prior written consent to any other transfer or sub-subletting. The acceptance by Sublandlord of payment from any other person shall not be deemed to be a waiver by Sublandlord of any provision of this Sublease or to be a consent to any transfer or sub-sublease, or to be a release of Subtenant from any obligation under this Sublease. If this Sublease is assigned, or if the Subleased Premises or any part thereof is sub-sublet or occupied by any person other than Subtenant, Sublandlord may, after default by Subtenant, collect the rent from any such assignee, transferee, sub-subtenant or occupant and apply the net amount collected to the Rent reserved herein, and no such action by Sublandlord shall be deemed a consent to such assignment, transfer, sub-sublease or occupancy.

      Each assignee of Subtenant shall assume all obligations of Subtenant under this Sublease and shall be and remain liable jointly and severally with Subtenant for the payment of the Rent and the performance of all the terms, covenants, conditions and agreements herein contained on Subtenant's part to be performed for the Sublease Term. No assignment shall be binding on Sublandlord unless the assignee or Subtenant delivers to Sublandlord a counterpart of the assignment instrument in recordable form which contains a covenant of assumption by the transferee satisfactory in substance and form to Sublandlord, consistent with the requirements of this section. The failure or refusal of any assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability to Sublandlord hereunder. Sublandlord shall have no obligation whatsoever to perform any duty to or respond to any request from any sub-sublessee, it being the obligation of Subtenant to administer the terms of its subleases.

      If Subtenant is a privately held corporation, or is an unincorporated association, limited liability company or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association, limited liability company or partnership in the aggregate from the date of this Sublease in excess of fifty percent (50%) shall be deemed an assignment or transfer within the meaning of this section. However, nothing in this section shall prohibit Subtenant from assigning this Sublease or sub-subletting the Subleased Premises or any part thereof to any of the following: (a) a subsidiary, affiliate, division or corporation controlling, controlled by or under common control with Tenant; (b) a successor corporation related to Tenant by merger, consolidation, or non-bankruptcy reorganization, (c) a purchaser of substantially all of Tenant's assets located at the Premises, or (d) in the case of a public offering of the stock of Tenant, the purchasers of Tenant's capital stock ("Affiliate"). For purposes of the preceding sentence, the term "control" means owning directly or indirectly fifty percent (50%) or more of the beneficial interest in such entity, or having the direct or indirect power to control the management policies of each person or entity, whether through ownership, by contract or otherwise. Subtenant agrees to inform Sublandlord in writing within thirty

(30) days of any assignment or other transfer permitted under this paragraph, and such subletting or assignment shall not release or discharge Subtenant from any liability under this Sublease.

      Without limiting the grounds upon which Sublandlord reasonably may withhold consent to an assignment or further subletting, Subtenant agrees it will be reasonable for Sublandlord to withhold consent where:

      The proposed assignee or sub-subtenant is a governmental agency or authority, or is a direct competitor of Sublandlord;

      The proposed assignee or sub-subtenant is a business competitor of Landlord as determined by Landlord in its sole and absolute discretion;

      The proposed assignee or sub-subtenant currently is someone with whom Sublandlord is negotiating to sublease part of the Building;

      9.    SECURITY DEPOSIT.

      Sublandlord hereby acknowledges receipt from Subtenant the sum of One Million Four Hundred Thirty-Two Eight Hundred Ninety-Five and 40/100 Dollars ($1,432,895.40), which Sublandlord shall retain as security for performance by Subtenant of each of its obligations hereunder. If Subtenant fails at any time to perform its obligations hereunder, Sublandlord may at its option apply the Security Deposit, or so much thereof as is required, to cure Subtenant's default, but if prior to the expiration or termination of this Master Lease, Sublandlord depletes the Security Deposit in whole or in part, Subtenant shall immediately restore the amount so used by Sublandlord. The Security Deposit shall not bear interest for the benefit of Subtenant and may be commingled with the funds of Sublandlord, and unless Sublandlord uses the same to cure a default of Subtenant under the Sublease, or to restore the Subleased Premises to the condition that Subtenant is required to leave at the conclusion of the term of this Sublease, Sublandlord shall within thirty (30) days of the expiration or termination of this Sublease, refund to Subtenant so much of the Security Deposit as it continues to hold provided Subtenant has provided Sublandlord a forwarding address.

      In lieu of the cash Security Deposit hereinabove provided for, Subtenant shall have the option to deposit with Sublandlord a letter of credit (the "Letter of Credit") in an amount equal to the Security Deposit. Any Letter of Credit shall be in the form of an irrevocable, unconditional stand by letter of credit, drawn on a bank that is reasonably acceptable to Sublandlord. The Letter of Credit shall permit partial draws, and shall be assignable by Sublandlord to any entity who assumes in writing any and all of Sublandlord's obligations under this Sublease. The Letter of Credit shall be for an initial term of at least one
(1) year and shall be automatically renewable for successive one (1) year periods, so that it remains outstanding for as long as this Sublease is in effect, shall provide that upon presentation to the issuing institution of: (i) the original letter of credit; (ii) Sublandlord's sight draft in the amount sought to be drawn, and (iii) Sublandlord's written certification certifying, under penalty of perjury, that Subtenant has defaulted under this sublease, that Sublandlord has given Subtenant written notice of such default and Subtenant has failed to cure such default within any time period provided therefor under this sublease and that Sublandlord has incurred damages in the amount sought to be drawn under the letter of credit and shall otherwise be in a form that is reasonably acceptable to Sublandlord. In the event that Sublandlord wishes, from time to time, to assign the Letter of Credit as aforesaid, but the Letter of Credit is, pursuant to its terms or applicable law, not capable of being further assigned, then Subtenant shall, upon written request from Sublandlord, promptly cause the issuing bank to issue a new Letter of Credit in substitution of the then existing Letter of Credit. In the event of any default by Subtenant under this Sublease, Sublandlord shall be entitled to draw from the Letter of Credit and/or apply the cash portion of the Security Deposit, to the extent of, and to reimburse Sublandlord for, any and all damages owed to Sublandlord by Subtenant as a result of such default, but if prior to the expiration or termination of the Sublease, Sublandlord depletes the Security Deposit in whole or in part, Subtenant shall immediately restore the amount so used by Sublandlord. The Security Deposit shall not bear interest for the benefit of Subtenant and may be commingled with the funds of Sublandlord, and unless Sublandlord uses the same to cure a default of Subtenant under the Sublease, or to restore the Subleased Premises to the condition that Subtenant is required to leave at the conclusion of the term of this Sublease, Sublandlord shall within thirty (30) days of the expiration or termination of this Sublease, refund to Subtenant so much of the Security Deposit as it continues to hold provided Subtenant has provided Sublandlord a forwarding address. If at any time the Letter of Credit is due to expire or Sublandlord receives notice that it will expire, other than due to the expiration of this Sublease, and Sublandlord has not received written evidence of a new Letter of Credit reasonably acceptable to Sublandlord thereof at least ten (10) days before such expiration, Sublandlord may draw upon the Letter of Credit for the full amount thereof in which event the proceeds shall become a cash security deposit which will thereafter be held by Sublandlord in accordance with the provisions of this Sublease. In the event that Sublandlord draws on the letter of credit solely due to Subtenant's failure to renew the letter of credit at least ten (10) days before such expiration (1) such failure to renew shall not constitute a default hereunder and (2) Subtenant shall at any time thereafter be entitled to provide Sublandlord with a replacement letter of credit that satisfies the requirements hereunder, at which time Sublandlord shall return the cash proceeds of the original letter of credit drawn by Sublandlord.

      10.   NOTICES.

      All notices required or permitted to be given hereunder or under applicable law shall be in writing and shall be deemed served at the earlier of
(i) personal delivery (ii) the next business day when deposited with a reputable overnight delivery service, transit prepaid (such as, but not limited to, DHL, Federal Express and Airborne), or (iii) three (3) days after being sent by United States certified mail, postage paid, return receipt requested, to the following addresses:

      IF TO SUBLANDLORD:

            BEA Systems, Inc.
            2315 North First Street
            San Jose, California 95131
            Attn.:  Vice President, Real Estate and Corporate Services

            With a copy to:

            BEA Systems, Inc.
            2315 North First Street
            San Jose, California 95131
            Attn.: General Counsel

      IF TO SUBTENANT:

            Digital Impact
            5425 Stevens Creek Boulevard
            Santa Clara, California 95051
            Attention:

            With a copy to:

            Digital Impact, Inc.

            177 Bovet Road, Suite 200
            San Mateo, CA 94402
            Attn: __________________

      or to such addresses as the respective parties may from time to time designate in writing in accordance with the terms of this Section 10.

      11.   SUBORDINATION AND ATTORNMENT

      Upon the written request of Sublandlord or Landlord, Subtenant will in writing subordinate its rights under this Sublease to the lien of any mortgage or deed of trust now or hereafter in force against the Subleased Premises, the Premises, the Building or the underlying land and to all advances made or hereafter to be made upon the security thereof, and to all extensions, modifications and renewals thereunder. Subtenant shall also, upon Sublandlord's request, subordinate its rights hereunder to any ground or underlying lease, which may hereafter be executed affecting the Building and/or the underlying land. Subtenant shall not subordinate its rights hereunder to any lien other than that of a first mortgage or first deed of trust, except with the prior written consent of the Mortgagee holding such first mortgage or deed of trust.

      Upon the written request of Landlord or any mortgagee or any lessor under a ground or underlying lease, Subtenant shall attorn to Landlord or such mortgagee or ground or underlying lessor, provided Landlord or such mortgagee or lessor agrees that if Subtenant is not in default under this Sublease, Subtenant's possession of the Subleased Premises in accordance with the terms of this Sublease shall not be disturbed. Such agreement shall provide, among other things, (a) that this Sublease shall remain in full force and effect, (b) that Subtenant pay rent to Landlord or such mortgagee or lessor from the date of said attornment, (c) that Landlord or such mortgagee or lessor shall not be responsible to Subtenant under this Sublease except for obligations accruing subsequent to the date of such attornment, and (d) that Subtenant, in the event of foreclosure or a deed in lieu thereof or a termination of the ground or underlying lease, will enter into a new lease with Landlord or such mortgagee, lessor or other person having or acquiring title on the same terms and conditions as this Sublease and for the balance of the Sublease Term.

      If any lender should require any modification of this Sublease as a condition of loans secured by a lien on the Premises, the Building or the land underlying the Building, or if any such modification is required as a condition to a ground or underlying lease, Subtenant will approve and execute any such modifications, promptly after request by Sublandlord provided no such modification shall relate to the rent payable hereunder, the length of the Term or otherwise materially change the rights or obligations of Sublandlord or Subtenant.

      12.   BINDING EFFECT

      Subject to the limitations expressed in Section 8 above and this Section, the covenants and agreements herein contained shall bind and inure to the benefit of Sublandlord, Subtenant, and their respective executors, administrators, successors and assigns.

      This Sublease is expressly conditioned upon the consent of Landlord to this Sublease. If Landlord withholds consent to this Sublease, this Sublease shall be automatically canceled and considered null and void. Furthermore, if Sublandlord is unable to procure Landlord's consent to this Sublease within thirty (30) days after the full execution of this Sublease by Sublandlord and Subtenant, either party may thereafter terminate this Sublease upon three (3) business days written notice to the other, in which case this Sublease shall terminate unless Landlord's consent is procured before the end of such three (3) business day period. In case of such cancellation or termination of this Sublease, Sublandlord shall return any advance Rent or other funds paid by Subtenant in consideration of this Sublease and Sublandlord and Subtenant thereupon shall be relieved of all further obligations hereunder. Notwithstanding the foregoing, Sublandlord shall use commercially reasonable efforts to obtain Landlord's consent to this sublease.

      In the event of any assignment or transfer of the Sublandlord's interest under the Master Lease, which assignment or transfer may occur at any time during the term hereof, as between Sublandlord and Subtenant, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing after the date of such assignment or transfer, provided such transferee has assumed all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any security of Subtenant to the transferee of the Sublandlord's interest under the Master Lease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

      Notwithstanding the foregoing, Sublandlord shall (i) keep the Master Lease in effect; (ii) not modify, amend or waive any provisions thereof or make any election, exercise any option, right or remedy, or grant any consent or approval thereunder without, in each instance, Subtenant's prior written consent; (iii) pay the rent due and perform all of Sublandlord's other obligations under the Master Lease, except to the extent that Subtenant is obligated to perform such other obligations under the Sublease; (iv) not take any action or omit to take any action that could cause or constitute a breach of the Master Lease or otherwise give rise to a right of Landlord to terminate the Master Lease or declare any provision thereof to have become ineffective; and (v) enforce performance of all obligations of Landlord under the Master Lease. In enforcing performance of all such obligations of Landlord, Sublandlord shall (a) upon Subtenant's written request, immediately notify Landlord of its nonperformance under the Master Lease and request that Landlord perform its obligations under the Master Lease, and (b) permit Subtenant to commence a lawsuit or other action in Subtenant's name (and assign to Subtenant any rights of Sublandlord required in connection therewith), or commence a lawsuit or other action in Sublandlord's name, to obtain the performance required from Landlord under the Master Lease, provided that Subtenant pays all costs and expenses incurred in connection with any such lawsuit or other action. Sublandlord hereby assigns to Subtenant all warranties given and indemnities made, if any, by Landlord to Sublandlord under the Master Lease which could reduce Subtenant's obligations hereunder, and Sublandlord shall cooperate with Subtenant to enforce all such warranties and indemnities.

      In the event that Sublandlord defaults in the performance or observance of any of Sublandlord's obligations under the Master Lease, Landlord, by its consent hereto, hereby agrees to deliver to Subtenant, at the same time and in the same manner as delivered to Sublandlord, a copy of any notice of default required to be delivered to Sublandlord under the Master Lease. Landlord, by its consent hereto, further agrees that Subtenant shall have the right, but not the obligation, on behalf of Sublandlord to cure any default stated in such notice within the time available to Sublandlord to cure any such default under the Master Lease, and Landlord shall accept such cure from Subtenant.

      If Landlord seeks to terminate the Master Lease because of a default or alleged default by Sublandlord under the Master Lease, Sublandlord shall use its reasonable good faith efforts to maintain the Master Lease in full force and effect for the benefit of Subtenant and Sublandlord, and Sublandlord shall take all action required to reinstate the Master Lease and/or to claim and pursue any right of redemption or relief from forfeiture of the Master Lease (and as a consequence thereof any forfeiture of the Sublease) to which Sublandlord may be entitled at law or in equity.

      13.   MISCELLANEOUS

            A. Subtenant shall have the right to have signage installed on the directory sign, if any, provided by Sublandlord for the Building; such signage shall be at Subtenant's cost, subject to approval by Sublandlord of the details. Subtenant shall be responsible for maintaining its signage on the directory and for its removal upon the Expiration Date or earlier termination of this Sublease. In addition, Sublandlord will, at

Subtenant's sole cost, include Subtenant's name on Landlord's existing Building monument sign and on the entrance doors of the Premises. Subtenant's name shall appear below Landlord's and Sublandlord's and shall be no larger than either name. All such signs shall conform to Landlord's current and future signage specifications per the Master Lease.

            B. Sublandlord and Subtenant each represent to the other that they have dealt with no real estate brokers, finders, agents or salesman other than CB Richard Ellis, Inc. and CRESA Partners. Each party agrees to hold the other party harmless from and against all claims for brokerage commissions, finder's fees or other compensation made by any other agent, broker, salesman or finder as a consequence of said party's actions or dealings with such agent, broker, salesman, or finder. Sublandlord shall pay any brokerage commission due and payable under the written agreement concerning this Sublease between CB Richard Ellis, Inc. and Sublandlord.

            C. Sublandlord represents and warrants to Subtenant that, (i) to the best of Sublandlord's knowledge, no default (or condition which will become a default following the passage of time with or without the giving of notice) under the Master Lease that would entitle Landlord to terminate the Master Lease currently exists; (ii) a copy of the Master Lease attached hereto as Exhibit "B" is true and correct copy of the Master Lease; and (iii) Sublandlord will cooperate with the Subtenant regarding any relations with Landlord, such as the giving or receiving of notice or regarding Landlord's rendering of services as provided under the Master Lease as incorporated in this Sublease.

            D. All prior understandings and agreements between the parties hereto are merged within this Sublease. This Sublease and the provisions of the Master Lease incorporated herein by the express terms of this Sublease constitute the complete and exclusive agreement among the parties with respect to the matters contained herein and supersede all prior written or oral agreements or statements by and among the parties hereto, provided that this Sublease shall be at all times subject to all of the terms and conditions of the Master Lease.

            E. This Sublease may not be changed, amended, modified, or terminated, either orally or in any manner, other than by express agreement in writing signed by the parties hereto, and by Landlord to the extent required by the Master Lease.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by hand as of the date first above written.

                                          SUBLANDLORD:

                                          BEA SYSTEMS, INC.,
                                          a Delaware corporation


                                          By:__________________________________

                                          Its:


                                          SUBTENANT:

                                          DIGITAL IMPACT
                                          a ________________ corporation

                                          By:__________________________________

                                          Its:

                                   EXHIBIT "A"

                        Floor Plan of Subleased Premises

                                   EXHIBIT "B"

                        Additional Rules and Regulations

      1. Sidewalks, doorways, vestibules, halls, stairways, elevator lobbies and other similar areas in the common areas of the Building shall not be used for the storage of materials or disposal of trash, be obstructed by subtenants, or be used by subtenants for any purpose other than entrance to and exit from the subtenant's premises and the Building and for going from one part of the Building to another part of the Building and/or property.

      2. Plumbing fixtures shall be used only for the purposes for which they are designed, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixtures proven to result from misuse by a subtenant, and not by Sublandlord's cleaning contractors responsible for cleaning the subtenant's premises and the Building, shall be the liability of said subtenant.

      3. Subject to applicable provisions in the Sublease, signs, advertisements, graphics or notices visible in or from public corridors, any common area or public areas of the Building or from outside the Building shall require Sublandlord's prior written approval. No part of the property may be defaced by subtenants.

      4. Significant movement in or out of the Building of furniture, office equipment, or any other bulky or heavy materials shall be restricted to such hours as Sublandlord shall reasonably designate. Sublandlord will determine the method and routing of the movement of said items so as to ensure the safety of all persons and property concerned and subtenant shall be responsible for all costs and expenses associated therewith. Advance written notice of intent to move such items must be made to the Sublandlord at least twenty-four (24) hours before the time of such move. For non-significant movement in or out of the Building of portable items which do not require use of dollies or other moving equipment, notice to Sublandlord shall not be required.

      5. No safe, heavy furniture or equipment shall be installed by Subtenant without prior written approval by Sublandlord of the proposed weight and location of the safe, furniture or equipment, and if such weight is excessive, to reject such request. All heavy installations shall in all cases stand on supporting devices capable of adequately distributing the weight, and approved in advance by Sublandlord. Sublandlord has the right to require subtenant to show, through calculations produced by a licensed structural engineer at subtenant's expense that the proposed weight can be safely borne by the structure. and reject the request if it cannot be safely supported.

      6. Corridor doors which lead to common areas of the Building (other than the doors opening into the elevator lobby on floors leased entirely to a subtenant) shall be kept closed at all times except when actively used for ingress or egress, and shall not be held or propped open.

      7. Each subtenant shall cooperate with Sublandlord in keeping its premises neat and clean. No subtenant shall employ any person for the purpose of such cleaning other than the Buildings cleaning and maintenance personnel without prior approval of Sublandlord.

      8. The elevator lobby is to be kept neat and clean. The disposal of trash or storage of materials in this area is prohibited.

      9. No vehicles, motorcycles, birds, fish or other animals (except for Seeing Eye dogs) shall be brought into or kept in, on or about the Building. Bicycles may be parked only in areas designated by Sublandlord.

      10. Subtenants shall not tamper with or attempt to adjust temperature control thermostats in their leased premises and shall not use any additional methods of heating or air conditioning, and shall not inhibit the flow of air by blocking diffusers or vents. Each subtenant shall use reasonable efforts to keep all window blinds down and tilted at a 45-degree angle toward the street to help maintain comfortable room temperatures and conserve energy.

      11. Each subtenant will comply with all access control procedures necessary both during business hours and after hours and on weekends. Sublandlord will provide each subtenant with prior notice of such access control procedures and any changes thereto promptly.

      12. Subtenants are requested to lock all office doors leading to corridors and to turn out all lights at the close of their working day; provided, however, that no subtenant shall be responsible to ensure that Sublandlord's cleaning contractor locks doors and turns out lights after cleaning the subtenant's leased premises.

      13. All requests for overtime air conditioning or heating shall be submitted and paid for in accordance with procedures established by Sublandlord. [Please specify the rate for after-hours HVAC.]

      14. No flammable or explosive fluids or materials shall be kept or used within the Building except for small, reasonable amounts of commonly used office materials. Each subtenant shall comply with all building and fire codes relating to the use of any flammable or explosive fluids or materials.

      15. Subtenants may not make any modifications, alterations, additions or repairs to their leased premises and may not install any furniture, fixtures or equipment in their leased premises which is in violation of any applicable building and/or fire code governing their leased premises or the Property. The subtenant must obtain prior approval from Sublandlord of any such alterations, modifications and additions and shall deliver "as-built" plans therefor to Sublandlord, upon completion, except as otherwise permitted in the subtenant's lease. Such alterations include, but are not limited to, any communication equipment and associated wiring which must meet fire code. The Contractor conducting the modifications and additions must be a licensed contractor, and shall be subject to all rules and regulations of Sublandlord while performing work in the Building and must obtain all necessary permits and approvals prior to commencing the modifications and additions.

      16. No vending machines of any type shall be allowed in subtenant space without the prior written consent of Sublandlord.

      17. All locks for doors in each subtenant's premises shall be provided by Landlord or Sublandlord and no subtenant shall place any additional lock or locks on any door in its premises without Sublandlord's written consent. All requests for duplicate keys shall be made to Sublandlord.

      18. No subtenant shall interfere in any way with any other subtenant's (or their visitors') quiet enjoyment of their leased premises.

      19. Sublandlord will not be liable or responsible for lost or stolen money, jewelry or other personal property from any subtenant's leased area or public areas of the Building or property.

      20. Canvassing, peddling, soliciting and distribution of handbills in the Building (except for activities within a subtenant's leased premises which involve only such subtenant's employees) is prohibited. Each subtenant is requested to notify Sublandlord if such activities occur.

      21. All subtenants will refer all contractors, contractors' representatives and installation technicians tendering any service to them to Sublandlord for Sublandlord's supervision, approval and control before the performance of any contractual services. This provision shall apply to all work performed in the Building (other than work under contract for installation or maintenance of the subtenant's equipment), including, but not limited to, installations of telephones, telegraph equipment, electrical devices and attachments, and any and all installation of every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment and any other physical portion of the Building.

      22. Each subtenant and their contractors are responsible for removal of trash resulting from large deliveries or move-ins. Such trash must be removed from the Building and Building facilities may not be used for dumping. If such trash is not promptly removed, Sublandlord may cause such trash to be removed at the subtenant's sole cost and expense plus a reasonable additional charge to be determined by Sublandlord to cover Sublandlord's administrative costs in connection with such removal.

      23. Subtenants may not install, leave or store equipment, supplies, furniture or trash in the common areas of the Building (i.e., outside their premises).

      Each subtenant shall provide Sublandlord with names and telephone numbers of individuals who should be contacted in an emergency.

      24. Subtenants shall comply with the Building life safety program established by Sublandlord or Landlord, including without limitation fire drills, training programs and fire warden staffing procedures, and shall exercise all reasonable efforts to cause all subtenant employees, invitees and guests to comply with such program.

      25. Should a subtenant require telegraphic, enunciator or other communication service, Sublandlord or Landlord will direct the electricians where and how wires are to be introduced and placed and none shall be introduced or placed except as Sublandlord shall approve. Electric current shall not be used for space heaters, cooking or heating devices or similar appliances without Sublandlord's prior written permission.

      26. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.

      27. No portion of any subtenant's premises shall at any time be used or occupied as sleeping or lodging quarters, nor shall personnel occupancy loads exceed limits reasonably established by Sublandlord for the Building.

      28. Subtenant (including Subtenant's agents) will use Subtenant's parking space allocation solely for the purpose of parking passenger model cars, small vans, small trucks and motorcycles, and will comply in all respects with any rules and regulations that may be promulgated by Sublandlord or Landlord from time to time with respect to the parking facilities, including designation of visitors parking and other limited parking. Subtenant will ensure that any vehicle parked in the parking lot by Subtenant or its agents or employees will be kept in proper repair and will not leak excessive amounts of oil or grease or any amount of fuel or gasoline. If any parking is used by Subtenant at any time
(i) for any purpose other than parking as provided above; or (ii) in any way or manner reasonably objectionable to Sublandlord, Sublandlord may consider such a default under the Sublease.

      29. Subtenant shall cooperate in all reasonable measures to conserve electrical energy.

                                   EXHIBIT "C"

                                  Master Lease